UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Tradewinds Universal

(Exact Name of Registrant as Specified in its Charter)

Wyoming	87-4254479
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Mercury Lane Brea, CA.	92821
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

Tradewinds Universal (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File Number 333-276233), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2023, subsequently amended on June 21, 2024 (the “Registration Statement”).

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

Exhibit Number	Description
3.1*	Certificate of Incorporation
3.2*	By-laws
5.1*	Legal Opinion Letter
23.1*	Consent of Accell Audit & Compliance, P.A.

* Incorporated by reference to registration statement on Form S-1 filed on December 12, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tradewinds Universal

Date: October 11, 2024	By:	/s/ Andrew Read
	Name:	Andrew Read
	Title:	Chief Executive Officer